AMENDMENT TO
EMPLOYMENT AGREEMENT

AMENDMENT NO. 1 dated November 20, 2007 (“Amendment”), to the EMPLOYMENT AGREEMENT made as of June 26, 2002 (the “Employment Agreement”), by and between MDC PARTNERS INC., a Canadian corporation (as assignee and successor-in-interest to Maxxcom Inc., the “Company”), and ROBERT DICKSON (the “Executive”).

WHEREAS, the parties hereto desire to amend the Employment Agreement to provide for the amended terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning given to such terms in the Employment Agreement. All references in the Employment Agreement to “Maxxcom” shall be deemed to refer to the Company.

2. The “Position” section of the Employment Agreement is hereby amended such that Executive’s title is “Managing Director, reporting to the CEO of the Company.”

3. The “Base Salary” section of the Employment Agreement is hereby amended to reflect a base salary for the Executive equal to Cdn $450,000 per annum.

4. The “Bonus” section of the Employment Agreement is hereby amended and restated in its entirety as follows:

“During the term of Executive’s employment by the Company, in respect of all calendar years beginning January 1, 2007, the Executive shall be eligible to receive an annual discretionary bonus in an amount equal to up to 100% of the then current Base Salary, based upon criteria determined by the CEO and the Company’s Human Resources and Compensation Committee, which criteria shall include the Executive’s performance, the overall financial performance of the Company and such other factors as the CEO and the Human Resources & Compensation Committee shall deem reasonable and appropriate (the “Annual Discretionary Bonus”).

If Executive’s employment is terminated for any reason other than cause (or voluntary resignation by the Executive), Executive will be entitled to the Annual Discretionary Bonus for the previous year if unpaid and a pro rata Annual Discretionary Bonus for the current year to the date of termination.”

5. The “Change of Control” section of the Employment Agreement is hereby amended by deleting subclauses (i), (ii) and (iii) of the first paragraph thereof; deleting the clauses defining a “Change of Control”; and adding the following new subclauses (i), (ii) and (iii) to such section:

“(i) an amount equal to 1.5 multiplied by the sum of (1) the Executive’s Perquisite Allowance, plus (2) the highest Annual Discretionary Bonus earned by the Executive in the three (3) years ending December 31 of the year immediately preceding the date of termination. For the avoidance of doubt, the Executive’s Annual Discretionary Bonus in respect of calendar year 2006 was equal to Cdn $460,000;

(ii) any equity incentives granted to Executive on or following the date hereof as part of the Annual Discretionary Bonus shall continue to vest and become exercisable and payable (as applicable) until the second anniversary of the date of termination on the same basis as if the term of this Agreement had remained in effect until such anniversary date, notwithstanding the cessation of the Executive’s service with the Company, including any requirements for performance-based vesting relating to Company business or financial performance (but not individual performance following the date hereof); and

(iii) as used in this Employment Agreement, a “Change of Control” shall be limited to the closing of a transaction which results in (i) any person(s) or company(ies) acting jointly or in concert owning, directly or indirectly, equity of the Company representing greater than 50% of the voting power of the Company's outstanding securities, or (ii) the Company selling all or substantially all of its assets (in each instance other than any transfer by the Company or any of its affiliates of their respective interest in the Company to another wholly-owned subsidiary of another MDC Partners Inc. company). ”

6. The “Car Allowance” section is hereby amended to reflect an annual car and perquisite allowance equal to Cdn$20,000 per annum (the “Perquisite Allowance”).

7. The “Severance” section of the Employment Agreement is hereby amended by deleting subclauses (i), (ii) and (iii) thereof, and adding the following new subclauses (i) and (ii) to such section:

“(i) an amount equal to 1.5 multiplied by the sum of (1) the Executive’s Perquisite Allowance, plus (2) the highest Annual Discretionary Bonus earned by the Executive in the three (3) years ending December 31 of the year immediately preceding the date of termination. For the avoidance of doubt, the Executive’s Annual Discretionary Bonus in respect of calendar year 2006 was equal to Cdn $460,000; and

(ii) any equity incentives granted to Executive on or following the date hereof as part of the Annual Discretionary Bonus shall continue to vest and become exercisable and payable (as applicable) until the second anniversary of the date of termination on the same basis as if the term of this Agreement had remained in effect until such anniversary date, notwithstanding the cessation of the Executive’s service with the Company, including any requirements for performance-based vesting relating to Company business or financial performance (but not individual performance following the date hereof).”

8. As used herein and in the Employment Agreement, the term “Agreement” shall mean the Employment Agreement, as from time to time amended (including, without limitation, this Amendment).

9. Except as set forth above, the Employment Agreement, as amended herein, shall remain in full force and effect without further modification.

10. This Amendment may be executed in one or more counterparts, and each such counterpart shall be deemed an original instrument, but all such counterparts taken together shall constitute but one agreement. Facsimile signatures shall constitute an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Employment Agreement, on the day and year first above written.

MDC PARTNERS INC.

By:
Name:
Title:

Robert Dickson